EXHIBIT 10.8

LEASE

BY AND BETWEEN

350 LINDEN OAKS, L.P.
LANDLORD

AND

VIRTUALSCOPICS
TENANT

DATED AS OF

October 17, 2003

TABLE OF CONTENTS

PARAGRAPH 1: TERMS AND DEFINITIONS	1
PARAGRAPH 2: OPTION TO RENEW	2
PARAGRAPH 3: CONSENT	3
PARAGRAPH 4: COMMENCEMENT AND POSSESSION	3
PARAGRAPH 5: RENT	3
PARAGRAPH 6: INTENTIONALLY DELETED	4
PARAGRAPH 7: BUILDOUT; TENANT’S WORK	4
PARAGRAPH 8: INTENTIONALLY DELETED	4
PARAGRAPH 9: HOLDOVER TENANCY	4
PARAGRAPH 10: TENANT’S ALTERATIONS	5
PARAGRAPH 11: INTENTIONALLY DELETED	6
PARAGRAPH 12: PROJECT SERVICES	6
PARAGRAPH 13: INTERRUPTION OF SERVICES	7
PARAGRAPH 14: USE OF LEASED PREMISES	7
PARAGRAPH 15: SIGNS AND GRAPHICS	7
PARAGRAPH 16: ENVIRONMENTAL PROVISIONS	8
PARAGRAPH 17: INSURANCE AND WAIVER OF SUBROGATION	9
PARAGRAPH 18: REPAIRS	10
PARAGRAPH 19: ASSIGNMENT AND SUBLETTING	10
PARAGRAPH 20: ADDITIONAL RIGHTS RESERVED TO THE LANDLORD	11
PARAGRAPH 21: LANDLORD’S REPRESENTATIONS	12
PARAGRAPH 22: CASUALTY AND UNTENANTABILITY	12
PARAGRAPH 23: CONDEMNATION	13
PARAGRAPH 24: WAIVER OF CERTAIN CLAIMS	13
PARAGRAPH 25: LIMITATION OF LANDLORD’S LIABILITY	13
PARAGRAPH 26: TENANT’S DEFAULT	13
PARAGRAPH 28: LANDLORD’S DEFAULT	15
PARAGRAPH 29: REMEDIES OF TENANT	15
PARAGRAPH 30: SURRENDER OF LEASED PREMISES	16
PARAGRAPH 31: SEVERABILITY	16
PARAGRAPH 32: WAIVER	16
PARAGRAPH 33: ESTOPPEL	16

PARAGRAPH 34: SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE	16
PARAGRAPH 35: QUIET ENJOYMENT	17
PARAGRAPH 36: ATTORNEYS’ FEES	17
PARAGRAPH 37: FORCE MAJEURE	17
PARAGRAPH 38: APPLICABLE LAW	17
PARAGRAPH 39: BINDING EFFECT; GENDER	17
PARAGRAPH 40: TIME	17
PARAGRAPH 41: WAIVER OF JURY TRIAL	17
PARAGRAPH 42: HEADINGS	18
PARAGRAPH 43: BROKERS	18
PARAGRAPH 44: ENTIRE AGREEMENT	18
PARAGRAPH 45: NOTICES	18
PARAGRAPH 46: WAIVER OF REDEMPTION	18
PARAGRAPH 47: PARKING	19
PARAGRAPH 48: EXHIBITS	19
PARAGRAPH 49: ADA	20

ii

LEASE

This Lease is made as of the 17th day of October, 20053 between 350 LINDEN OAKS, L.P., a limited partnership organized under the laws of the State of New York (“Landlord”), and VIRTUALSCOPICS, a limited liability company organized under the laws of the State of New York (“Tenant”). Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises, subject to the following terms and conditions:

PARAGRAPH 1: TERMS AND DEFINITIONS.

The following terms and definitions shall be applied uniformly throughout the Lease:

A.    “Leased Premises” shall mean a portion of the space located on the 1st floor of the Building shown on the floor plan attached hereto as Exhibit A, together with the right to use in common with other tenants of the Building hallways, elevators, restrooms and other common areas, plus associated parking.

B.    “Building” shall mean a three story, masonry construction office building located at 350 Linden Oaks.

C.    “Project” shall mean Linden Oaks Office Park located in the Town of Pittsford, County of Monroe, State of New York, with a mailing address of Rochester, New York 14625.

D.    “Tenant’s Rentable Square Footage” shall mean approximately 12,258 rentable square feet (10,945 usable square feet plus a building “add-on factor” of twelve percent (12%)) in the Leased Premises. “Total Rentable Square Footage” of the Building shall mean 77,000 rentable square feet.

E.    “Lease Commencement Date” shall mean October 1, 2003, or upon the completion of Landlord’s Work, whichever occurs later. Notwithstanding the foregoing provisions, the Lease Commencement Date shall be subject to the provisions of Paragraph 4 hereof.

F.    “Lease Expiration Date” shall mean March 31, 2006 unless sooner terminated by Landlord or Tenant pursuant to the provisions of this Lease.

G.    “Term” shall mean the two (2) year six (6) month period, commencing with the Lease Commencement Date and ending with the Lease Expiration Date. The Lease Commencement Date, Lease Expiration Date and Term may be adjusted pursuant to Paragraph 4 of this Lease.

H.    “Base Rent” shall mean $73,548.00 for the first six (6) months of the Term ($12.00 per square foot multiplied by Tenant’s Rentable Square Footage) payable in monthly installments of $12,258.00 except that there shall be no Base Rent due for the first month of the Term; $79,677.00 for the second six (6) months of the Term ($13.00 per square foot multiplied by Tenant’s Rentable Square Footage) payable in monthly installments of $13,279.50; $85,806.00 for the third sixth (6) months of the Term ($14.00 per square foot multiplied by Tenant’s Rentable Square Footage) payable in monthly installments of $14,301.00; and $183,870.00 for the last twelve (12) months of the Term ($15.00 per square foot multiplied by Tenant’s Rentable Square Footage) payable in monthly installments of $15,322.50. The Total Base Rent over the entire term is $422,901.00.

I.    Intentionally Deleted.

J.    “Lease Year” shall mean a period of twelve (12) months beginning with the Lease Commencement Date or any anniversary thereof (unless such day is other than the first of a calendar month, in which event it shall begin on the first day of the following calendar month).

K.    Intentionally Deleted.

L.    “Permitted Purpose” shall mean general office use.

M.    “Managing Agent” shall mean Linden Oaks Management Company, Inc., whose address is 400 Linden Oaks Office Park, Rochester, New York 14625, or such other party as Landlord may designate from time to time.

N.    “Broker of Record” shall mean Gerbracht Hines Associates, Roz Gerbracht, Broker.

O.    “Landlord’s Notice Address” is 400 Linden Oaks Office Park, Rochester, New York, 14625.

P.    “Tenant’s Notice Address”: 350 Linden Oaks, Pittsford, New York 14625.

Q.    “Additional Rent” shall mean all sums payable by Tenant under this Lease, whether or not stated to be Base Rent or Additional Rent.

PARAGRAPH 2: OPTION TO RENEW.

If this Lease shall not have been terminated pursuant to any provisions hereof, and provided that Tenant is not in default hereunder, then Tenant may, at Tenant’s option, extend the term of this Lease for one (1) additional term of two (2) years, commencing on the expiration of the original term, on the same terms, covenants and conditions of this Lease, except that there shall be no further option to renew (the “Renewal Term”). The renewal option shall be subject to the following conditions:

A.    Tenant shall notify Landlord in writing of its desire to exercise its renewal option no later than three (3) months prior to the expiration of the initial Term. If Tenant fails to so notify Landlord, Tenant’s option to renew shall automatically expire.

B.    Base Rent for the Renewal Term shall mean $196,128.00 annually ($16.00 per square foot multiplied by Tenants Rentable Square Footage) payable in monthly installments of $16,344.00 plus applicable sales tax, if any.

PARAGRAPH 3: CONSENT.

Notwithstanding any other provision of this Lease, all consents and approvals to be given by Landlord or Tenant, as the case may be, shall not be unreasonably or arbitrarily withheld, delayed or conditioned, and shall be timely made.

PARAGRAPH 4: COMMENCEMENT AND POSSESSION.

A.    Subject to the terms and conditions herein, the Term and the possession of the Leased Premises by Tenant shall commence on the Lease Commencement Date. Subject to the conditions herein, the Rent shall commence one month after the Lease Commencement Date.  Notwithstanding anything to the contrary contained herein, Tenant hereby waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Leased Premises to Tenant on the Lease Commencement Date, and provided that Tenant is not responsible for such inability to give such possession, the Base Rent and Additional Rent reserved and covenanted to be paid herein shall not commence until possession of the Leased Premises is given to, or the Leased Premises are available for occupancy by Tenant, and no such failure by Landlord to give possession of the Leased Premises on the Lease Commencement Date shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease nor shall the same be construed in any wise to extend the Term. Tenant shall have the right to terminate the Lease if possession is not delivered by November 1, 2003.

B.    Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a Lease Commencement Date Agreement in the form attached hereto as Exhibit E, confirming the Lease Commencement Date, Tenant’s Rentable Square Footage, Base Rent, and the Lease Expiration Date.

PARAGRAPH 5: RENT.

Tenant shall pay each monthly installment of Base Rent in advance on or before the first calendar day of each month, together with each monthly installment of Additional Rent, as defined below. Base Rent and Additional Rent, together with all other amounts payable by Tenant to Landlord under this Lease, shall be sometimes referred to collectively as “Rent.” Tenant shall pay all Rent to Landlord or Managing Agent at a place specified by Landlord. If Tenant fails to make any payment of Rent within ten (10) business days after receipt of written notice from Landlord that payment is past due, then Tenant shall pay a late charge of two percent (2%) of the amount of the payment per month from the date when due. Such late charge shall constitute Additional Rent, and shall be paid with the next monthly installment of Rent coming due. Such late charge shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease.

PARAGRAPH 6: INTENTIONALLY DELETED.

PARAGRAPH 7: BUILDOUT; TENANT’S WORK.

A.    Landlord will provide the Leased Premises in “as is” condition except that Landlord shall add a door/separation between the conference rooms of the lobby and the work area (“Landlord’s Work”). Landlord will also provide to Tenant the furnishings currently existing in the Leased Premises for Tenant’s use during the term of this Lease. Landlord and Tenant shall agree upon an inventory list to be prepared by Landlord’s representative. Provided there are no uncured Tenant defaults at the expiration of the Term of this Lease, the furnishings shall then become the property of Tenant. In the event the Lease is terminated prior to the end of the Term, or Tenant elects not to remove the furnishings at the expiration of the Term, then Tenant shall leave the furniture in the Leased Premises in reasonably good condition, normal wear and tear excepted.

B.    After reasonable notice to Landlord, Tenant shall have the right to enter the Leased Premises prior to the Lease Commencement Date to perform Tenant’s Work (as hereinafter defined). Tenant agrees (a) to comply with all covenants and conditions of this Lease, except for the payment of Rent while performing such Tenant’s Work prior to the Lease Commencement Date, (b) that Tenant’s Work will not interfere with the other tenants in the building, (c) such occupancy shall be at Tenant’s sole risk and (d) Tenant shall be responsible for any damage caused to Landlord’s work by Tenant or its contractors.

C.    The term “Tenant’s Work” shall mean installation of telephones, computers, additional furnishings not provided in (a) above, finishes, signage, artwork and other improvements which will need to be installed in the Leased Premises. As part of Tenant’s Work, Tenant shall provide chair pads for wheeled and swivel-type chairs.

D.    All Tenant’s Work shall be done at Tenant’s sole cost and expense and in accordance with all laws, ordinances, and rules and regulations of any federal, state, county, municipal, or other public authority having jurisdiction over the Leased Premises. Tenant shall use qualified contractors and all work must be done in a good and workmanlike manner and conform with the standard of the Building.

E.    Any mechanic’s lien filed against the leased Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days from the date of receipt of notice of the lien.

PARAGRAPH 8: INTENTIONALLY DELETED.

PARAGRAPH 9: HOLDOVER TENANCY.

If Tenant shall holdover without permission after the expiration of the Term, Tenant shall be deemed to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated by thirty (30) days written notice. During such tenancy, Tenant agrees to pay to Landlord an amount equal to one hundred fifty percent (150%) of the monthly Base Rent (the Base Rent being in effect the last month of the Term) plus Additional Rent, and to be bound by all of the terms, conditions and covenants herein specified or the holdover shall be deemed to be a Tenant’s Default under Paragraph 26 of this Lease. Landlord may exercise all of its rights and remedies in the event of Tenant’s holdover without permission after the expiration of the Term.

PARAGRAPH 10: TENANT’S ALTERATIONS.

A.    With the exception of Tenant’s Work, Tenant shall not make any alterations, additions or improvements (collectively referred to as “Tenant Alterations”) in or to the Leased Premises without first obtaining the written consent of Landlord. All Tenant’s Alterations shall be done in accordance with (i) all laws, ordinances, and rules and regulations of any federal, state, county, municipal, or other public authority having jurisdiction over the Leased Premises, (ii) all requirements of any national or local board of fire underwriters or other body exercising similar functions, and (iii) all requirements of any insurance company which has issued a policy with respect to the Tenant’s Alterations.

B.    Tenant shall use qualified contractors and all work must be done in a good and workmanlike manner and conform with the standard of the Building. At Landlord’s election, Tenant shall remove all Tenant’s Alterations prior to its return of possession of the Leased Premises to Landlord pursuant to the terms of this Lease and Tenant shall restore the Leased Premises to its original condition prior to the installation of such Tenant’s Alterations, subject to ordinary wear and tear and damage by fire and other insured casualty excepted. Notwithstanding the foregoing, Tenant shall not be required to remove any of Tenant’s Alterations for which Tenant received prior written approval from the Landlord allowing such Tenant’s alterations to remain after the expiration or earlier termination of this Lease.

C.    Any mechanic’s lien filed against the Leased Premises or the Building for work claimed to have been done or material claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days from the date of receipt of notice of the lien. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel reasonable satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

D.    Tenant shall indemnify and hold Landlord harmless from any injury, damage, cost or loss sustained by persons or property as a result of any defect in the design, material or workmanship of Tenant Alterations, unless caused by Landlord’s breach of this Lease or by the negligent or willful acts or omissions of Landlord, its agent, contractor or employees.

E.    Upon completion of the Tenant’s Alterations, Tenant shall furnish to Landlord (i) a photocopy of each final or permanent certificate of occupancy issued for all portions of the Tenant’s Alterations by all governmental authorities, (ii) photocopies of all other governmental approvals issued for or with respect to the construction of the Tenant’s Alterations and the use and occupancy of the Leased Premises, (iii) photocopies of all certificates and approvals issued by the fire underwriters, and (iv) two (2) complete sets of “as built” drawings and specifications for Tenant’s Alterations (the “As Built Drawings”) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may direct) using naming conventions acceptable to Landlord and copies of such drawing and specifications supplied on magnetic computer media in a format acceptable to Landlord. Tenant shall not use or occupy, and shall not permit the use or occupancy of the Leased Premises unless and until a certificate of occupancy shall have been issued with respect to such portion if the issuance of such a certificate is a prerequisite to use and occupancy under applicable laws.

PARAGRAPH 11: INTENTIONALLY DELETED.

PARAGRAPH 12: PROJECT SERVICES.

Landlord shall furnish Project Services, as defined herein, in the manner generally provided in first class office buildings in the Rochester, New York area, including, but not limited to:

A.    Utility Services: Electricity, hot and cold water; sewer; refuse and rubbish removal; lighting, and bulb, tube, lamp and ballast replacement; and heating, ventilation and air conditioning all available twenty-four (24) hours a day, seven (7) days a week. Bulb, tube, lamp and ballast replacements are at Tenant’s expense, and will be billed as performed by Landlord.

The heating, ventilation and air conditioning system shall be available twenty-four (24) hours a day, seven (7) days a week and shall provide a working environment capable of maintaining (as individually controlled by Tenant) seventy-two (72) degrees Fahrenheit in all spaces in accordance with the American Society of Heating, Refrigeration and Air-conditioning Engineers (“ASHRAE”) winter design conditions, and capable of maintaining seventy-four (74) degrees Fahrenheit with not more than fifty percent (50%) relative humidity in all spaces in accordance with ASHRAE summer design conditions. Fresh air shall be introduced into the Building in accordance with ASHRAE but not less than twenty (20) cubic feet per person per minute. The carbon dioxide count in the Building shall never exceed one thousand (1000) parts per million.

Should Tenant, in Landlord’s reasonable judgment, use additional, unusual or excessive utility services, Landlord reserves the right to charge Tenant Landlord’s actual costs for such services as determined by separate submeter installed at Tenant’s expense, or by other means mutually acceptable to Landlord and Tenant.

B.    Maintenance Services: Maintenance of all interior and exterior areas including parking areas (exclusive of the Leased Premises) and the roof. Services include, but are not limited to, lighting, landscaping, cleaning, painting, window washing, and snow plowing.

C.    Janitorial Service: Landlord shall provide for cleaning of the Leased Premises.

D.    Elevator Service: During normal business hours (if the Building contains an elevator or elevators for the use of Tenant). There shall also be at least one (1) elevator available twenty-four (24) hours a day, seven (7) days a week.

E.    Security: Landlord shall provide adequate security for the Building, including personnel or equipment to limit access to the Building after normal business hours. However, Landlord shall not be liable for loss to Tenant, its agents, employees, and visitors arising out of theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Leased Premises, except if such loss, injury, or damage arises from the breach of this Lease by Landlord or the negligent or willful acts or omissions of Landlord.

The services described in Paragraphs 12(A) (B) (C) (D) and (E) above shall be collectively referred to as “Project Services.” The costs of Project Services shall be part of Base Rent, unless otherwise indicated. Tenant will have access twenty-four (24) hours a day, seven (7) days a week to the Building.

PARAGRAPH 13: INTERRUPTION OF SERVICES.

Notwithstanding any other provisions of this Lease, if any of the Project Services to be provided by Landlord are suspended or interrupted for any reason other than the default, willful acts or negligence of Tenant for a period of more than three (3) consecutive business days, Rent due hereunder shall abate until such time as Project Services are restored to the Leased Premises.

PARAGRAPH 14: USE OF LEASED PREMISES.

Tenant agrees to:

A.    Use the Leased Premises for the Permitted Purpose and for no other purpose.

B.    Use the Leased Premises in compliance with all laws, ordinances, regulations or rules applicable to the Leased Premises and all requirements of the carriers of insurance covering the Building and the Project. However, so long as it uses the Leased Premises for the Permitted Purpose, Tenant shall not be obligated to make any changes to the Leased Premises due to laws, ordinances, regulations or rules, unless such changes are required as a result of Tenant Alterations.

C.    Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord’s fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else.

D.    Observe, perform and abide by all the Rules and Regulations as shown on Exhibit C attached hereto and made a part hereof any such other reasonable rules and regulations as may be subsequently enacted by Landlord from time to time.

PARAGRAPH 15: SIGNS AND GRAPHICS.

Tenant shall be listed on the Building directory at Landlord’s cost in a manner proportionate to its occupancy and on no less favorable a basis as is accorded to other tenants of the Building. Tenant shall be responsible, at its sole cost, for its sign at the entrance to the Leased Premises, containing its standard graphic. Tenant’s signage shall be substantially equal in magnitude, location and quality as the signage provided for any other office tenant in the Building. Tenant shall not place or permit any additional lettering, sign, advertisement, notice or object on the windows or doors or on the outside of the perimeter walls of the Leased Premises, unless Landlord has given prior written consent. Any sign or lettering not approved by Landlord may be removed by Landlord and the cost of such removal and any necessary repair shall be paid for by Tenant.

PARAGRAPH 16: ENVIRONMENTAL PROVISIONS.

A.    “Hazardous Materials” include substances (i) which require remediation under any Environmental Laws; or (ii) which are or become defined as a “hazardous waste,”“hazardous substance”, pollutant or contaminant under any Environmental Laws; or (iii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic; or (iv) which contain petroleum (as defined under New York State navigation laws), petroleum hydrocarbons, polychlorinated biphenyls, asbestos, asbestos containing materials or urea formaldehyde.

B.    “Environmental Laws” mean all applicable present and future statutes, regulations, rules, ordinances, codes, permits or orders of all governmental agencies, departments, commissions, boards bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of public health or safety or of the environment.

C.    “Environmental Damages” means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Laws, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursements of attorneys, consultants, contractors, experts and laboratories; and (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Laws and other costs reasonable necessary to restore full economic use of the Leased Premises or Project.

D.    Tenant agrees to indemnify, defend (with counsel satisfactory to Landlord), reimburse and hold Landlord harmless against any Environmental Damages incurred by Landlord arising from Tenant’s breach of Paragraph E below. The obligations of Tenant under this Paragraph 16 shall survive the termination of this Lease and the discharge of all other obligations owed by the Tenant to the Landlord under this Lease. Notwithstanding the above, Tenant shall not be liable for any Environmental Damages resulting from the use of the Premises prior to Tenant’s occupancy thereof. Landlord shall defend, indemnify and hold Tenant harmless from all claims, losses and liabilities resulting from any such use prior to Tenant’s occupancy of the Premises.

E.    Tenant shall (i) comply with all Environmental Laws; (ii) not cause or permit any Hazardous Materials to be treated, stored, disposed of, generated, or used in the Leased Premises or the Project, provided, however, that Tenant may store, use or dispose of products customarily found in offices and used in connection with operation and maintenance of property if it complies with all Environmental Laws and does not contaminate the Leased Premises, the Building, the Project or the environment; and (iii) promptly after receipt, deliver to the Landlord a copy of any communication concerning any past or present, actual or potential violation of Environmental Laws or liability of Tenant for Environmental Damages.

F.    The air circulated through the HVAC system located in the Leased Premises shall consist of an average amount of fresh air to meet applicable ventilation codes, and shall meet all of the latest recommendations from the American Society of Heating, Refrigeration and Air Conditioning Engineers, whether in existence now or promulgated at any time during the Term of the Lease, including, without limitation, those pertaining to air exchange, ventilation rates and HVAC design and maintenance for existing buildings. Landlord covenants and warrants that the HVAC system will be checked periodically to assure the safety of the air furnished to the Leased Premises and to common areas in the Building. All costs (including claims) associated with testing, upkeep, operations, maintenance, repairs and remediation of the HVAC system, shall be borne by Landlord.

G.    Landlord represents and warrants, to Landlord’s knowledge, that no part of the Building, including the walls, ceiling, structural steel, flooring, pipes or boilers, is wrapped, insulated, fire proofed, or surfaced with any asbestos containing materials.

PARAGRAPH 17: INSURANCE AND WAIVER OF SUBROGATION.

A.    Landlord agrees that throughout the Term it will insure the Building (excluding any property which Tenant is obligated to insure) for its full replacement cost against loss due to fire and other casualties included in standard extended coverage insurance. In addition, Landlord will maintain public liability and loss of rental income insurance in amounts and with insurers satisfactory to Landlord.

B.    Throughout the Term, Tenant will, at its own expense, maintain comprehensive general liability insurance with respect to the Leased Premises and Tenant’s activities in the Leased Premises and the Building, providing bodily injury and property damage coverage, in amounts no less than:

(i)	$3,000,000 with respect to bodily injury or death to any one person;

(ii)	$3,000,000 with respect to bodily injury or death arising out of any one occurrence;

(iii)	$500,000 with respect to property damage or other loss arising out of any one occurrence.

C.    Nothing in this Paragraph 17 shall prevent Tenant from obtaining insurance of the kind and in the amount specified above under a blanket insurance policy covering other properties as well as the Leased Premises. Tenant agrees that it will name Landlord as an additional insured under the liability policies it is required to maintain pursuant to this Paragraph 17, and at least five (5) days prior to the Lease Commencement Date and annually thereafter, Tenant will deliver evidence of such insurance to Landlord on ACORD Form 27, which shall provide Landlord thirty (30) days’ notice of any cancellation or modification of Tenant’s insurance policy.

D.    Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to the waiving party or its respective property, which occurs in or about the Leased Premises, whether due to the negligence of either party, its agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage would be insured against under the terms of standard fire and extended coverage insurance policies if the parties hereto complied with their obligations. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

PARAGRAPH 18: REPAIRS.

Subject only to Tenant’s liability to repair damage caused by the negligence or willful acts of its agents, employees or occupants, Landlord shall at its expense maintain and keep in repair the Building and Leased Premises including both exterior, interior, parking lots, driveways and all structural parts, fixtures, wiring, plumbing, heating, water pipes, plastering and flooring therein, except only those installations, if any, provided by Tenant. Without limiting the foregoing, Landlord agrees to keep heating plant, electrical and water connections and facilities and air conditioning in first class operating condition and available for continuous use. If Landlord fails to make repairs or replacements when necessary to the Building or the Leased Premises within thirty (30) days of receipt of written notice from Tenant, Tenant may at its option make such repairs, and Tenant may deduct its reasonable out-of-pocket costs for the repairs from subsequent payments of Rent.

PARAGRAPH 19: ASSIGNMENT AND SUBLETTING.

A.    Tenant shall not assign or sublet, in whole or in part, all or any part of the Leased Premises, without the prior written consent of Landlord.

B.    Landlord shall not be deemed to have acted unreasonably with respect to the denial of any request for consent if (i) the proposed assignee or sublessee is not of substantial and recognized financial responsibility, satisfactory to Landlord and its mortgagee, if any, unless Tenant agrees to remain liable on the Lease for the remainder of the term, including any renewal option; (ii) the Landlord has been unable to obtain any required consent of its mortgagee to such assignment; or (iii) the Landlord would be prohibited from leasing space in the Building to the proposed assignee or sublessee pursuant to a provision contained in a lease for space in the Building or Project. Tenant shall, at the time Tenant requests consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and the terms of the proposed assignment or subletting, and Landlord shall have ten (10) days after receipt of all required information to elect one of the following: (i) consent to such proposed assignment or sublease; (ii) refuse such consent; or (iii) elect to terminate this Lease or in a partial sublease, terminate this Lease as to the portion of the Leased Premises proposed to be sublet, which, in both instances, Tenant remains liable for the remainder of the Lease. If Landlord elects to exercise its right to terminate this Lease or a portion thereof under a proposed assignment or subletting, Tenant shall have the right to withdraw its request for Landlord’s consent, in which event Landlord’s termination notice shall be null and void and the Lease shall remain in full force and effect. No subletting by Tenant shall relieve Tenant of any obligation under this Lease, including, but not limited to, Tenant’s obligation to pay Rent and Additional Rent. An assignment of this Lease shall result in Tenant being fully released from any and all liability accruing subsequent to the assignment. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Landlord’s consent may be subject to Landlord’s requirements regarding security deposit, lease guarantees and other security requirements.  In obtaining Landlord’s consent required by this Paragraph, Tenant shall be responsible for all legal, professional, administrative, managerial and all other expenses (collectively “Expenses”), which expenses may include, without limitation, hourly fees for administrative and management personnel and an allocation for overhead and profit, incurred by Landlord in connection with Landlord’s review of any proposed assignment or sublet, including, but not limited to, attorney’s fees and disbursements, in reviewing any documents relating to any proposed assignment or sublease. All forms of consents and agreements relating to or affecting any assignment or sublease shall be supplied or approved, as Landlord shall elect, by counsel to Landlord. For purposes of this Lease, Expenses shall be deemed to be either (a) two percent (2%) of the Base Rent to be paid by the subtenant or assignee to Tenant where the Tenant produces the subtenant or assignee or (b) four percent (4%) of the Base Rent to be paid by the subtenant or assignee where the Landlord produces the subtenant or assignee, plus Landlord’s legal fees and disbursements arising out of or related to the review of the proposed sublease or assignment and shall be due and payable as Additional Rent. The obligation of Tenant to pay Landlord its Expenses shall survive the expiration or earlier termination of this Lease. Additionally, the terms of any sublease or assignment shall be deemed confidential and proprietary information that shall not be disseminated to any third parties. Finally, advertising or publicity to attempt to sublet or assign any portion of the Leased Premises shall not be permitted without the Landlord’s consent which may be withheld in its sole and absolute discretion.

C.    If the sublease or assignment is approved, Tenant will pay to Landlord fifty percent (50%) of the “Net” (a) premium, if any, as and when received by Tenant on account of an assignment or (b) profit, if any, as and when received by Tenant on any sublease. “Net” means after deducting from the first payments received all reasonable, actual out-of-pocket expenses incurred (and actually paid) in connection with the transaction, including, but not limited to, advertising costs, brokerage fees, legal fees, construction costs, cash inducements, and non-cash inducements such as lease takeovers and rent and additional rent paid by Tenant apportioned to the subject space for the period when the space was vacant and on the market for subletting or assignment. Tenant shall provide all reasonable documentation required by Landlord to confirm any expenses claimed by Tenant. Any sums due hereunder shall constitute Additional Rent and shall be paid by Tenant within twenty (20) days of the receipt of sublet or assignment rent from the approved sublease or assignee.

PARAGRAPH 20: ADDITIONAL RIGHTS RESERVED TO THE LANDLORD.

Without notice and without liability to Tenant or without effecting an eviction or disturbance of Tenant’s use or possession, Landlord hereby reserves the right to: (a) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such changes do not substantially interfere with Tenant’s use of the Leased Premises for the Permitted Purpose; (b) enter the Leased Premises at reasonable times and upon reasonable notice and at any time in the event of an emergency to inspect, alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises, the Building or the Project or to enter the Leased Premises to perform janitorial services; (c) change the name or street address of the Building or the Project; (d) install and maintain signs on and in the Building and the Project; and (e) make such rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein, so long as such rules and regulations are equitably enforced against all other tenants.

PARAGRAPH 21: LANDLORD’S REPRESENTATIONS.

Landlord represents that the heating and air conditioning systems, plumbing, hot water heater, electrical systems, and any other systems equipment, fixture or property presently existing or to be installed in the Leased Premises by Landlord will be in compliance with all local building codes, in good working order and that the roof will be free from leaks upon Lease Commencement Date. Landlord represents and covenants that Landlord has obtained all necessary permits, licenses and certificates of occupancy and the Leased Premises and Building is or shall be constructed in accordance with and shall comply with all zoning codes and other governmental regulations and statutes, covenants, conditions and restrictions of record, compliance to be in effect when Tenant takes possession of the Leased Premises and throughout the Term, for the use contemplated herein.

PARAGRAPH 22: CASUALTY AND UNTENANTABILITY.

A.    If the Leased Premises or the Building is damaged or destroyed by fire or any other casualty, cause, or condition, or if the common areas in the Building are damaged to such an extent as to substantially interfere with Tenant’s use of the Leased Premises, and that damage or destruction cannot be repaired within one hundred twenty (120) days (or thirty (30) days during the last six (6) months of the Term, Landlord or Tenant may, by written notice to the other party given within thirty (30) days after such damage, terminate this Lease. The termination shall be effective as of the date of such damage. Landlord’s determination as to whether the Building can be repaired within one hundred twenty (120) days may be conditioned on Landlord obtaining authorization from its mortgagee to apply insurance proceeds for the purpose of repairing or rebuilding.

B.    Unless this Lease is terminated as provided above, Landlord shall proceed with due diligence to restore, repair and replace the Leased Premises and Building to the same condition as they were in as of the Lease Commencement Date, subject to compliance with all existing codes at the time of reconstruction and from and after the date of such damage to the date of completion of the repairs, replacements and restorations, a just proportion of the Rent shall abate according to the extent the full use and enjoyment of the Leased Premises are rendered impracticable by reason of such damage. Landlord shall be under no duty to restore any Tenant’s Alterations or Tenant’s Work.

C.    Tenant hereby agrees that Landlord’s obligation to restore the Leased Premises and the rental abatement provided for in this Paragraph shall be Tenant’s sole recourse against Landlord in the event of a fire or other casualty to the Leased Premises and constitutes an “express agreement to the contrary” for purposes of Section 227 of the New York Real Property Law or any successor statute of similar import then in effect.

If any portion of the Leased Premises, including the parking spaces available to Tenant, if any, or access to the Leased Premises is taken by the power of eminent domain and if, in Tenant’s reasonable opinion, the remainder is inadequate for carrying out the Permitted Purpose, then Tenant shall have the option to cancel this Lease as of the effective date of condemnation. Tenant shall have the right, to the extent that the same shall not reduce or prejudice Landlord’s award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses and value of Tenant’s leasehold interest (including options to extend the same). If any characteristics of the Leased Premises are made less desirable by condemnation, and Tenant elects not to cancel, then there shall be an equitable adjustment of Rent for the balance of the Term, in direct proportion to the amount of the Leased Premises so taken.

PARAGRAPH 24: WAIVER OF CERTAIN CLAIMS.

Tenant, to the extent permitted by law, waives all claims it may have against Landlord and against Landlord’s agents, employees and contractors for any damages sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any cause arising at any time unless such damages are caused by the negligence, willful misconduct or breach of this Lease by Landlord, its agents, employees and contractors. Landlord, to the extent permitted by law, waives all claims it may have against Tenant, and against Tenant’s agents, employees and contractors for any damages sustained by Landlord or by any occupant of the Leased Premises, or by any other person, resulting from any cause arising at any time unless such damages are caused by the negligence, willful misconduct or breach of this Lease by Tenant, its agents, employees and contractors. Subject to the waiver of subrogation provision of Paragraph 17 hereof, Tenant and Landlord each agree to indemnify and hold the other party harmless from and against uninsured claims and liability of injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises, Building or Project caused by any act of negligence, willful misconduct or breach of this Lease by the other party, its contractors, agents, employees, licensees and invitees.

PARAGRAPH 25: LIMITATION OF LANDLORD’S LIABILITY.

The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees, agents or contractors of Landlord, and Tenant shall look solely to Landlord’s interest in the Building, if any, and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees, agents or contractors of Landlord or any of their personal assets for such satisfaction.

PARAGRAPH 26: TENANT’S DEFAULT.

It shall be a “Tenant’s Default” if Tenant shall: (a) fail to pay any monthly installment of Base Rent or Additional Rent, or any other sum payable hereunder within ten (10) days of the due date; (b) violate or fail to perform any of the other covenants or agreements herein made by Tenant, and such violation or failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord, except that if within the thirty (30) day period Tenant commences and thereafter proceeds diligently to remedy the violation or failure, Tenant shall not be in default hereunder; (c) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (d) fail to have dismissed within sixty (60) days of filing a proceeding filed against Tenant seeking any relief mentioned in (c) above; or (e) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property.

PARAGRAPH 27: REMEDIES OF LANDLORD.

A.    If a “Tenant’s Default” occurs, Landlord may, at its option pursue any or all of the following remedies: (i) terminate this Lease and Tenant’s right of possession of the Leased Premises; or (ii) peaceably reenter the Leased Premises and maintain this Lease in full force and effect and endeavor to relet all or part of the Leased Premises, or (iii) declare remaining Scheduled Rent and Additional Rent to be accelerated and immediately due and payable. In the event Landlord elects to maintain this Lease, Landlord shall have the right to relet the Leased Premises for such rent and upon such terms as Landlord deems reasonable and necessary, and Tenant shall be liable for damages sustained by Landlord, including, but not limited to, any deficiency in Rent for the period of time which would have remained in the Term in the absence of any termination, leasing fees, attorneys’ fees, other marketing and collection costs and all expenses of placing the Leased Premises in rentable condition. Notwithstanding anything to the contrary provided herein, Tenant remains liable for all its obligations under this Lease, even after its eviction from, or abandonment of, the Leased Premises, except as provided in Paragraph 19.

B.    The remedies granted to Landlord herein shall be cumulative and shall not exclude any other remedy allowed by law or in equity unless expressly waived or limited herein, and shall not prevent the enforcement of any claim Landlord may have against Tenant.

PARAGRAPH 28: LANDLORD’S DEFAULT.

It shall be a “Landlord’s Default” if Landlord violates or fails to perform any of the covenants or agreements herein made by Landlord, and such violation or failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord, except that if within the thirty (30) day period Landlord commences and thereafter proceeds diligently to remedy the violation or failure within a reasonable period not to exceed one hundred twenty (120) days from the receipt of the notice, then Landlord shall not be in default hereunder. Landlord’s attempt to cure the default shall not affect Tenant’s right to have Rent abated pursuant to the terms of this Lease.

PARAGRAPH 29: REMEDIES OF TENANT.

If Landlord has not cured a Landlord’s Default within the applicable notice and/or grace periods and if such uncured Landlord’s Default substantially interferes with the operations of Tenant’s business and use of the Leased Premises then, in such event, Tenant shall have the right to either (i) terminate this Lease; provided, however, Tenant shall, before exercising its right to terminate this Lease, give Landlord ten (10) days prior notice of such termination and give the same notice to any mortgagee of the Building for which Tenant has received written notice of mortgagee’s name and address or (ii) cure Landlord’s default. Any mortgagee receiving notice of Tenant’s intent to terminate shall have the same right to cure as Landlord, but not the obligation. If Tenant exercises its right to cure Landlord’s default in accordance with this Paragraph 29, Tenant shall comply with all building codes and other appropriate governmental regulations, shall use fully qualified contractors and shall conform to the standards of the Building. If Tenant at any time pays any sum because of Landlord’s Default, such sum shall be reimbursed to Tenant from Landlord upon written demand, with interest at the amount charged to Tenant for late payment of Rent pursuant to Paragraph 5.

PARAGRAPH 30: SURRENDER OF LEASED PREMISES.

Upon the Lease Expiration Date or other termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in accordance with Paragraph 10.B. and in the same condition as provided to Tenant on the Lease Commencement Date, normal wear and tear and damage by fire or other insured casualty excepted. The obligations of Tenant under this Paragraph 30 shall survive the expiration and/or earlier termination of this Lease.

PARAGRAPH 31: SEVERABILITY.

The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law.

PARAGRAPH 32: WAIVER.

The waiver of either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. The subsequent payment of Rent hereunder by Tenant shall not be deemed to be a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant’s knowledge of such preceding breach at the time of payment of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver is acknowledged in writing by such party.

PARAGRAPH 33: ESTOPPEL.

Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord a written statement certifying that: (a) the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; (b) the dates to which the Rent, Additional Rent and other charges have been paid; (c) to the best of Tenant’s knowledge, whether or not Landlord is in default hereunder and, if so, specifying the nature of the default; and (d) such other factual matters as may be reasonably requested by Landlord.

PARAGRAPH 34: SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

Tenant covenants and agrees that this Lease is subject and subordinate to any mortgage or deed of trust which may now or hereafter encumber the Leased Premises, the Building or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the above, such subordination shall not be effective until Landlord obtains a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit D and made a part hereof from its mortgagee and any future mortgagees. In the event of the enforcement by the mortgagee under any such mortgage of the remedies provided for by law or by such mortgage, Tenant will become the Tenant of, and attorn to, such successor in interest without change in the terms or other provisions of this Lease. If Landlord does not obtain a Subordination, Non-Disturbance and Attornment Agreement from its current mortgagee within fourteen (14) days of this Lease, Tenant shall have the right to terminate this Lease.

PARAGRAPH 35: QUIET ENJOYMENT.

If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

PARAGRAPH 36: ATTORNEYS’ FEES.

If the services of an attorney are required by any party to secure the performance under the Lease or otherwise upon the breach or default of the other party to the Lease, each party shall be responsible for its own legal fees. If a judicial remedy is necessary to enforce or interpret any provision of the Lease, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such prevailing party may be entitled.

PARAGRAPH 37: FORCE MAJEURE.

Except for Paragraphs 5 and 6 hereof, if either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

PARAGRAPH 38: APPLICABLE LAW.

This Lease shall be construed according to the laws of the State of New York.

PARAGRAPH 39: BINDING EFFECT; GENDER.

This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms “Landlord” and “Tenant” and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

PARAGRAPH 40: TIME.

Time is of the essence of this Lease.

PARAGRAPH 41: WAIVER OF JURY TRIAL.

Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Leased Premises.

PARAGRAPH 42: HEADINGS.

The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

PARAGRAPH 43: BROKERS.

Landlord and Tenant each represent to the other that each has not had any dealing with any broker, agent or finder in connection with this Lease except as set forth in Paragraph 1(N), whose compensation shall be paid by Landlord pursuant to separate written agreement, and Landlord and Tenant each agrees to hold the other harmless from and indemnify the other against any cost, expense, or liability for any compensation, commission, fee charge or damages, including reasonable attorneys’ fees, as a result of any claim of any other broker, agent or finder claiming under or through the indemnifying party with respect to this Lease or the negotiation of this Lease.

PARAGRAPH 44: ENTIRE AGREEMENT.

This Lease sets forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises and the Building and the Project. This Lease shall not be amended or codified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

PARAGRAPH 45: NOTICES.

Any notice or demand provided for or given pursuant to this Lease shall be in writing and served on the parties at the addresses listed in Paragraph 1(O) and Paragraph 1(P). Any notice shall be either: (a) personally delivered to the addressed set forth above, in which case it shall be deemed delivered on the date of delivery to the addressee; (b) sent by registered or certified mail/return receipt requested, in which case it shall be deemed delivered three (3) business days after deposited in the U.S. Mail; or (c) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after delivered to the nationally recognized overnight courier. The addresses listed in Paragraphs 1(O) and l(P) may be changed by written notice to the other parties; provided, however, that no notice of a change of address shall be effective until date of delivery of such notice. Copies of notice are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

PARAGRAPH 46: WAIVER OF REDEMPTION.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, including, but not limited to Section 761 of the New York Real Property Law, in the event of Tenant being dispossessed or removed from the Leased Premises because of any default by Tenant in the performance of the covenants or agreements contained in this Lease. Tenant, on behalf of all persons claiming by, through or under Tenant, including, but not limited to, the executors, administrators, assignees, judgment creditors and leasehold mortgagees of Tenant, hereby waives all rights which such persons might otherwise have under any applicable law including, but not limited to Section 763 of the New York Real Property Law.

PARAGRAPH 47: PARKING.

Landlord shall provide to Tenant and Tenant’s visitors, at no cost to Tenant, no fewer than 4.0 spaces per 1,000 square feet available for use in common with the other tenants of the Building and their visitors. None of these parking spaces shall be reserved for the exclusive use of any particular tenant of the Building. Landlord shall take all such measures as are reasonably within its control to assure that Tenant will, subject only to non-recurring usage peaks or circumstances, enjoy the use of parking spaces proportionate to the space which it occupies in the Building.

PARAGRAPH 48: EXHIBITS.

The exhibit(s) listed below are attached and incorporated into this Lease by reference. The terms of schedules, exhibits, and typewritten addenda, if any, attached to this Lease shall control over any inconsistent provision in this Lease.

Exhibits:

A.    Schematic Floor Plan

B.    Intentionally Deleted

C.    Rules and Regulations

D.    Subordination, Non-Disturbance and Attornment Agreement

E.    Lease Commencement Date Agreement

PARAGRAPH 49: ADA.

Landlord warrants and represents that as of the Lease Commencement Date, the Building is in compliance with The Americans with Disabilities Act (“ADA”) and all state and local laws and ordinances regarding handicapped and disabled citizens, and all amendments, supplements and regulations promulgated thereunder. Tenant is responsible for ADA compliance with respect to Tenant’s Work and arising from its own business operations.

LANDLORD: 350 LINDEN OAKS, L.P.		TENANT: VIRTUALSCOPICS

By:	Linden Oaks Management Company, Inc., Member

By:	s/o Mark R. Gianniny	By:	s/o Edward Schreyer
Mark R. Gianniny, President

DATE EXECUTED: October 18, 2005		DATE EXECUTED: October 17, 2005

Exhibit A

SCHEMATIC FLOOR PLAN

A-1

Exhibit B

INTENTIONALLY DELETED

B-1

Exhibit C
RULES AND REGULATIONS

1.
The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the demised premises.

2.
No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3.
No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the demised premises or building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord except with the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

4.
The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

5.
No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

6.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

7.
No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited except with the prior written consent of the Landlord.

8.
No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises; however, Tenant shall be permitted to use, in common with other tenants of the Building, a bike rack to be installed and maintained by Landlord. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

9.
No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction; provided, however, such prohibition shall not extend to medically related items sold or dispenses in conjunction with Tenant’s use of the Leased Premises for medical offices.

10.
No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

11.
No Tenant, nor any of the Tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any flammable, combustible or explosive fluid, chemical or substance except in accordance with and in quantities permitted by applicable law.

12.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to the Landlord the cost thereof.

13.
All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its Agent may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Tenant must list all furniture and fixtures to be taken from the building upon a blank furnished by the Tenant. Such list shall be presented at the office of the building for approval.

14.	No Tenant shall occupy or permit any portion of the premises demised to him to be occupied as an office for a public stenographer.

15.
No Tenant shall occupy or permit any portion of the premises demised to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics (except in accordance with and in quantities permitted by applicable law) and within the scope of Tenant’s medical practice, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau.

16.	Intentionally omitted.

17.
No Tenant shall purchase within the Project, Building or Leased Premises, milk, soft drinks, ice, towels, or other like service from any vending machines, company or persons not approved by the Landlord.

18.
Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

19.	Tenant shall keep all windows tightly closed at all times.

20.	The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

21.
The requirements of Tenants will be attended to only upon application at the office of the building. Employees of the Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

22.	Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

23.
There shall not be used in any space, or in the public halls of any building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with soft tires and side guards.

24.
If the Tenant desires Venetian blinds, they will be furnished and installed by the Landlord at the expense of the Tenant, and must be of such type, color, material and make as may be prescribed by the Landlord.

25.	The installation and use of a vending machine in the building is prohibited without the Landlord’s consent in writing.

26.	Parking areas provided by Landlord for deliveries by vendors and suppliers to Tenant shall be under the sole and absolute control of Landlord.

Exhibit D

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the _____ day of ____________, 2003 between M & T REAL ESTATE, INC., a corporation duly organized and existing under the laws of the State of New York, having a place of business at 255 East Avenue, Rochester, NY 14604, (“Mortgagee”) and VIRTUALSCOPICS, a New York limited liability company organized under the laws of the State of New York, having an office at ________________________ (collectively “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee is the owner and holder of a first mortgage made by 350 LINDEN OAKS, L.P., a limited partnership duly organized and existing under the laws of the State of New York (“Landlord”) to Mortgagee (“Mortgage”) covering premises known as 350 Linden Oaks, Town of Pittsford, County of Monroe, State of New York (“Mortgaged Premises”) more particularly described on Schedule A annexed hereto and made a part hereof; and

WHEREAS, Tenant is tenant under a lease from Landlord last dated ____________ (“Lease”) covering space in an office building (“Demised Premises”) constructed on the Mortgaged Premises; and

WHEREAS, Mortgagee and Tenant desire to confirm their understanding with respect to the Mortgage and Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Mortgagee and Tenant hereby agree and covenant:

FIRST: So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

SECOND: So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Tenant’s possession of the Demised Premises and Tenant’s rights, privileges, options and immunities under the Lease or any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease shall not be diminished or interfered with by Mortgagee, and Tenant’s occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Lease or any such extension or renewals thereof.

THIRD: If the interest of Landlord in the Mortgaged Premises shall be transferred to and owned by Mortgagee or any other person or entity (such transferee being hereinafter referred to as the “Successor Landlord”) by reason of foreclosure or other proceedings or by any other manner, then Tenant shall be bound to the Successor Landlord under all the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor with the same force and effect as if the Successor Landlord were the Landlord under the Lease and Tenant does hereby attorn to the Successor Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties immediately upon such transfer of title; provided, however, that Tenant receives written notice from such party claiming to be Successor Landlord that it has succeeded to the interest of the Landlord under the Lease and giving such proof as may be reasonably required to protect Tenant in treating such party as Successor Landlord. The respective rights and obligations of the Tenant and Successor Landlord upon such attornment (to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals) shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

FOURTH: Any Successor Landlord shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such succession to the interest of the Landlord under the Lease, have the same remedies against Successor Landlord for the breach of agreement contained in the Lease that Tenant might have under the Lease against the Landlord; provided, further, however, that Successor Landlord shall not be:

(a) liable for any act or omission of any prior landlord; or

(b) subject to any offsets or defenses which Tenant might have against any prior landlord; or

(c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord; or

(d) bound by an amendment or modification of the Lease made without its consent.

FIFTH: The Lease now is, and shall at all times continue to be, subject and subordinate to the Mortgage, and to any advance which may be made from time to time thereunder and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, but any and all such renewals, modifications, extensions, substitutions, replacements and/or consolidations, or any such other mortgage or mortgages, shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

SIXTH: To the extent that the Lease or Mortgage shall entitle the Tenant to notice of any mortgage or Mortgagee to notice of any lease, this Agreement shall constitute such notice.

SEVENTH: This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

Mortgagee:

M & T REAL ESTATE, INC.

By:  ________________________________
Name:
Title:

Tenant:

VIRTUALSCOPICS

By:  ________________________________
Name:
Title:

STATE OF NEW YORK   )
COUNTY OF MONROE   )    ss.:

On the ____ day of ___________, in the year ____, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public

STATE OF NEW YORK   )
COUNTY OF MONROE   )    ss.:

On the ____ day of ___________, in the year ____, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________
Notary Public

Exhibit E

LEASE COMMENCEMENT DATE AGREEMENT

THIS AGREEMENT made this _____ day of _____________, by and between 350 LINDEN OAKS, L.P., a New York limited partnership, with offices at 400 Linden Oaks, Rochester, New York 14625 (“Landlord”), and VIRTUALSCOPICS, a corporation, with offices at 360 Linden Oaks, Rochester, NY 14625 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated as of _______________, (“Lease”) which set forth the terms of occupancy by Tenant for premises located at 350 Linden Oaks, Town of Pittsford, County of Monroe, New York (“Premises”).

WHEREAS, it has been determined in accordance with the provisions of Paragraph 1 (E) of the Lease that _______ 1, 2003 is the Lease Commencement Date of the initial term of this Lease.

NOW, THEREFORE, in order to provide a record of certain events since the execution of said Lease, it is agreed and confirmed:

1. The Lease is in full force and effect.

2. The Lease Commencement Date of the term of the Lease is _________, 2003 and the expiration date of the initial term of the Lease is _________________, 2004.

3. In accordance with Paragraph l(D) of the Lease, the rentable square footage of the Premises is 12,258 square feet as of the day and year first above written.

4. Tenant has complied fully and completely with all requirements, conditions, representations, warranties, covenants, agreements and obligations under the Lease to the date hereof including without limitation construction of all improvements constructed by Tenant.

5. Landlord has complied fully and completely with all requirements, conditions, representations, warranties, covenants, agreements and obligations under the Lease to the date hereof.

IN WITNESS WHEREOF, the Parties hereto have duly executed this instrument.

350 LINDEN OAKS, L.P.	VIRTUALSCOPICS

By: _______________________________	By: _______________________________

Its: _______________________________	Its: _______________________________

E-1